UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In light of Jeffrey T. Benton’s resignation as the President and CEO, and Board Member, of both DCB Financial Corp and The Delaware County Bank and Trust Company effective June 7, 2010, the employment contract dated March 3, 2008 between DCB Financial Corp and its wholly owned subsidiary The Delaware County Bank and Trust Company and Jeffrey T. Benton is terminated.

Item 5.02. Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Jeffrey T. Benton resigned as the President and CEO, and Board Member, of both DCB Financial Corp and The Delaware County Bank and Trust Company effective June 7, 2010.

Executive Vice President and Chief Lending Officer, David Folkwein, age 49, will serve as the Interim President and CEO and as a Director for the Holding Company and the Bank. Mr. Folkwein has over 22 years of banking experience in senior and executive management positions, and has been with The Bank since 2008. Prior to joining the Bank Mr. Folkwein, was Senior Vice President and Regional Executive for Irwin Union Bank.

Item 8.01. Other Events.

The Corporation remains concerned about the impact of loan and lease losses and the economic conditions resulting from the recent recession on the Bank’s earnings, liquidity and capital. The Bank’s board of directors is focused on The Bank’s financial condition and preservation of capital. To that end, The Bank will not engage in transactions materially changing its balance sheet composition or pay dividends to the Corporation without first consulting with appropriate regulatory authorities.

In light of these conditions, including the continued lack of dividends and other distributions from the Bank, the Corporation will continue to refrain from incurring additional debt, acquiring treasury stock, issuing dividends to shareholders, or entering into new lines of non-bank business without first providing 30 days notice and receiving prior approval from the Federal Reserve Bank of Cleveland (FRB). In addition, the Corporation will not make changes in the composition or responsibilities of its Board or Directors or senior executive management, nor pay severance or enter into gold parachute agreements without first notifying and consulting with the FRB.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99	Registrant reported on June 8, 2010 the resignation of its President and CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP

Date: June 8, 2010	By:	/s/ John A. Ustaszewski
John A. Ustaszewski Senior Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99	Press Release dated June 8, 2010 the resignation of its President and CEO.

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